UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2023 two

(Exact name of registrant as specified in charter)

Cayman Islands	001-40292	98-1577238
(State or other jurisdiction of incorporation)	Commission File number	(I.R.S. Employer Identification Number)

900 Kearny St. Suite 610 San Francisco, California	94133
(Address of principal executive offices)	(Zip Code)

(415) 480-1752

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	TWOA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On March 20, 2023, two (the “Company”) determined to postpone the Company’s extraordinary general meeting of its shareholders (the “Special Meeting”) from the previously scheduled date of Friday, March 24, 2023 and, in connection therewith, to postpone the date by which shareholders must elect to redeem their shares from the previously scheduled date of Wednesday, March 22, 2023. The Special Meeting will now be held on Friday, March 31, 2023, at 10:00 a.m. Eastern Time. Shareholders who wish to have the Company redeem all or a portion of their shares for cash in connection with the Special Meeting will now have until 5:00 p.m. Eastern Time on Wednesday, March 29, 2023 (two business days prior to the Special Meeting) to submit their election to redeem. There is no change to the location, the record date, the purpose of or any of the proposals to be acted upon at the Special Meeting. Shareholders who wish to attend the Special Meeting online may do so by visiting www.virtualshareholdermeeting.com/TWOA2023SM, and by following the instructions provided in the Company’s definitive proxy statement (the “Definitive Proxy Statement”), filed with the SEC on March 10, 2023.

The Company has until April 1, 2023 to complete an initial business combination (the “Business Combination”), rather than March 31, 2023, as previously disclosed in error in the Company’s Definitive Proxy Statement. Accordingly, the Extended Date (as defined in the Definitive Proxy Statement) by which the Company must consummate its initial business combination, if the shareholder proposal is approved, would be January 1, 2024, rather than December 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	March 20, 2023	two

		By:	/s/ Troy B. Steckenrider III
		Name:	Troy B. Steckenrider III
		Title:	Chief Financial Officer